UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2012 (June 28, 2012)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on June 28, 2012 beginning at approximately 1:30 p.m., Eastern Time, to discuss the Registrant’s unaudited financial results for the fourth quarter of fiscal 2012 (the fiscal quarter ended May 31, 2012).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary and Short-Term Incentive Compensation for Named Executive Officers.
The Compensation and Stock Option Committee (the “Compensation Committee”) of the Board approved the following base salaries, and short-term incentive compensation awards, for the named executive officers identified below.

		Short-Term Incentive Compensation Awards for the Period ending May 31, 2012(ii):
Name	Annual Base Salary ($)	Threshold ($)	Target($)	Maximum($)
John P. McConnell (i)	625,000	430,000	860,000	1,720,000
B. Andrew Rose	450,000	237,500	475,000	950,000
Mark A. Russell	500,000	300,000	600,000	1,200,000

(i)
The last three columns show the potential payouts which can be earned under short-term cash incentive bonus awards based on achievement of specified levels of performance for the twelve-month period ending May 31, 2013.  Payouts of these awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added and earnings per share for the twelve-month performance period with each performance measure carrying a 50% weighting.  If the performance level falls between threshold and target or between target and maximum, the award is to be prorated.  If threshold levels are not achieved for any performance measure, no payout will be made.

(ii)	Mr. McConnell declined a Base Salary Increase and a Target Bonus Increase recommended by the Compensation Committee.

As previously announced, effective August 1, 2012, George Stoe will retire as President and Chief Operating Officer of the Registrant.  Mr. Stoe will continue with the Registrant as the non-executive Chairman of Registrant’s recently acquired subsidiary, Angus-Palm and  as Director of International Business Development, with a focus on relationships with Asian companies.  In his new role, Mr. Stoe will receive a base salary of $400,000 per year plus a discretionary bonus with a target of $100,000, which can be increased or decreased based upon the performance of Angus-Palm and other factors that Registrant’s Chief Executive Officer deems relevant.  Mr. Stoe also received an Option Award for 30,000 shares which has a term of ten years, continuing after retirement, and vesting in one year.  Mr. Stoe was also granted 5,000 Restricted Shares with one year vesting.  Both the Option and the Restricted Share grant are effective June 29, 2012.

As previously reported, Mark A. Russell has been appointed by the Board of Directors of the Registrant to succeed Mr. Stoe as President and Chief Operating Officer, effective August 1, 2012.

Harry A. Goussetis, the other named executive officer of the Registrant for purposes of this Item 5.02, retired effective July 31, 2011.

LTIP Performance Awards to Named Executive Officers.

The Compensation Committee made the following long-term cash performance awards and performance share awards to the named executive officers identified below under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Long-Term Incentive Plan”) for the three-year performance period ending May 31, 2015.

Cash Performance Awards for the Three-Year Period Ending May 31, 2015:

Name	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	500,000	1,000,000	2,000,000
B. Andrew Rose	300,000	600,000	1,200,000
Mark A. Russell	300,000	600,000	1,200,000

Performance Share Awards for the Three-Year Period Ending May 31, 2015:

	No. of Common Shares
Name	Threshold	Target	Maximum
John P. McConnell	15,000	30,000	60,000
B. Andrew Rose	6,000	12,000	24,000
Mark A. Russell	6,000	12,000	24,000

Pay-outs of performance awards are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-year performance period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting.  If the performance level falls between threshold and target or between target and maximum, the award is prorated.  Performance award pay-outs would generally be made no later than three months following the end of the applicable performance period.  Cash performance awards may be paid in cash, common shares of the Registrant, other property, or any combination thereof, at the sole discretion of the Compensation Committee at the time of payment.  Performance share awards will be paid in common shares of the Registrant.  In general, termination of employment results in termination of awards.  However, if termination is due to death, disability or retirement, a pro rata payout will be made if the performance period will end 24 months or less after termination of employment based on the number of months of employment completed by the named executive officer during the performance period before the effective date of termination, provided that the applicable performance goals are achieved.  No payout will be made if the performance period will end more than 24 months after termination of employment.  Unless the Board specifically provides otherwise, in the event of a change in control of the Registrant, performance awards will be considered to be earned, payable in full, and immediately settled or distributed, if the change in control is followed by specified types of termination of employment within two years of the change in control for this provision to apply.

For further information about the 1997 Long-Term Incentive Plan, and the performance awards which may be made to executive officers of the Registrant, please refer to the 1997 Long-Term Incentive Plan (which was filed as Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (SEC File No. 1-8399)) and the form of letter evidencing performance awards granted under the 1997 Long-Term Incentive Plan with targets for three-year periods ending on or after May 31, 2012(which is filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 (SEC File No. 1-8399)).

Stock Option Grants to Named Executive Officers.

The Compensation Committee approved the following stock option grants which were made, effective June 29, 2012, to the named executive officers identified below, with the exercise price of each stock option equal to the $20.47 closing price of the common shares of the Registrant on June 29, 2012.  All of these stock options were granted as non-qualified stock options pursuant to the Worthington Industries, Inc. 2010 Stock Option Plan (the “2010 Stock Option Plan”) and will expire on June 28, 2022, subject to the terms of the 2010 Stock Option Plan in respect of earlier termination or forfeiture.

Name	No. of Common Shares Underlying Stock Options Granted
John P. McConnell	80,000
B. Andrew Rose	50,000
Mark A. Russell	50,000

For further information about the 2010 Stock Option Plan and the stock options which may be granted thereunder,  please refer to the 2010 Stock Option Plan (which was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2010 (SEC File No. 1-8399) and the Non-Qualified Stock Option Award Agreement to be entered into by the Registrant in order to evidence grants of non-qualified stock options to executive officers of the Registrant pursuant to the 2010 Stock Option Plan (which is included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated July 6, 2011).

Each non-qualified stock option granted effective June 29, 2012, has an expiration date of June 28, 2022 and vests in one-third increments each annual anniversary of the grant date, becoming fully vested and exercisable on the third anniversary of the grant date (i.e. June 29, 2015).  If a named executive officer’s employment terminates due to death, disability or retirement, the vested and exercisable portion of the named executive officer’s non-qualified stock option will remain exercisable until the earlier of the expiration date of the non-qualified stock option (June 28, 2022) or the third anniversary of the named executive officer’s termination of employment, and the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of any unvested portion of the non-qualified stock option.  Unless the Compensation Committee otherwise determines, in the event of a change in control (as defined in the 2010 Stock Option Plan), the portion of the non-qualified stock option at that time outstanding will become fully vested and exercisable if the employment of a named executive officer is terminated by the Registrant without cause or by the named executive officer due to an adverse change in his employment terms at any time within the two years following the change in control.  If a named executive officer’s employment terminates other than due to the named executive officer’s death, disability or retirement or following a change in control as described above, any outstanding portion of the non-qualified stock option (whether or not vested) will be forfeited.

Restricted Stock Awards.

Effective June 29, 2012, the Compensation Committee approved the following restricted stock awards (also referred to as “restricted shares”) made to the named executive officers identified below pursuant to the 1997 Long-Term Incentive Plan:

Name	Number of Common Shares Underlying Restricted Stock Award

John P. McConnell	20,000
B. Andrew Rose	10,000
Mark A. Russell	10,000

For further information about these restricted shares, please refer to the 1997 Long-Term Incentive Plan and the Restricted Stock Award Agreement which will be entered into by the Registrant in order to evidence the grant of restricted shares to the named executive officers effective June 29, 2012 (which is included as Exhibit 10.2 to the Current Report on Form 8-K dated July 6, 2011).

The restricted shares will be held in escrow by the Registrant and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Subject to continued employment of the named executive officer, the restrictions on the restricted shares will lapse and the restricted shares will become fully vested on the third anniversary of the grant date (i.e., on June 29, 2015).  Any unvested restricted shares will become fully vested if the named executive officer dies or becomes disabled, as determined by the Compensation Committee.  Upon a change in control (as defined in the 1997 Long-Term Incentive Plan), the restrictions on the restricted shares will lapse and the restricted shares will become fully vested if the named executive officer’s employment is terminated within two years thereafter by the Registrant without cause or by the named executive officer due to an adverse change in his employment terms.  If the named executive officer retires, the Compensation Committee may elect, in its discretion, to accelerate the vesting of all or a portion of the restricted shares of the named executive officer.  If a named executive officer’s employment with the Registrant terminates for any other reason, the restricted shares will be forfeited.  During the time between the grant date and the vesting date of the restricted shares, a named executive officer may exercise full voting rights in respect of the restricted shares and dividends will be accrued and paid in respect of the restricted shares upon the vesting date, if the underlying restricted shares vest.

Item 9.01.                      Financial Statements and Exhibits.

(a)-(c)           Not applicable.

 (d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Fourth Quarter of Fiscal 2012 (Fiscal Quarter ended May 31, 2012), held on June 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: July 2, 2012
By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel & Secretary